UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2026

APEX TECH ACQUISITION INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-43164	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13501 Katy Fwy

Houston, TX

(Address of principal executive offices, including zip code)

 +1 840-244-9122

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, $0.0001 par value, and one right to receive one-fourth (1/4) of one ordinary share	TRADU	New York Stock Exchange
Ordinary shares, par value $0.0001 per share	TRAD	New York Stock Exchange
Rights, each entitling the holder to receive one-fourth (1/4) of one ordinary share	TRADR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On July 20, 2026, Mr. Shaoren Liu resigned as Chief Executive Officer of Apex Tech Acquisition Inc. (the “Company”), effective as of July 20, 2026. Mr. Liu will continue to serve as the Company’s Chief Financial Officer, Chairman of the Board and as a director of the Company. Mr. Liu’s resignation as Chief Executive Officer was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Executive Officer

On July 20, 2026, the Board of Directors of the Company (the “Board”) appointed Ms. Florence Ng, age 62, as the Chief Executive Officer of the Company, effective as of July 20, 2026.

Ms. Ng has over 17 years of experience in mergers and acquisitions, capital markets, corporate governance and public company advisory. She is the Founder and Principal of FNC Advisory LLC, a strategic advisory firm providing services in mergers and acquisitions, capital markets and IPO project management. Ms. Ng previously served as Executive Director, Chief Operating Officer, Vice President of Operations and Executive Consultant of Mega Matrix Corp. (NYSE American: MPU), where she held executive leadership and operational management roles. She has also served as an independent director of companies listed on Nasdaq, NYSE American and the Hong Kong Stock Exchange. Prior to her executive roles, Ms. Ng practiced corporate law with Jones Day and Rowland Chow, Chan & Co., where she advised clients on cross-border mergers and acquisitions, private equity investments, capital markets transactions and initial public offerings.

Ms. Ng holds a Bachelor of Laws from the University of London, a Master of Laws with Distinction and a Postgraduate Certificate in Laws from City University of Hong Kong. She also completed the AI Leadership Certificate program at Stanford University and the Fintech Programme at the University of Oxford. She is admitted as a Solicitor of the High Court of the Hong Kong Special Administrative Region.

There are no family relationships between Ms. Ng and any director or executive officer of the Company, and there are no arrangements or understandings between Ms. Ng and any other person pursuant to which she was appointed as an officer of the Company. Ms. Ng has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment, the Company entered into a Service Agreement with Ms. Florence Ng. The Service Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Service Agreement, dated July 20, 2026, by and between Apex Tech Acquisition Inc. and Florence Ng
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2026

APEX TECH ACQUISITION INC.

By:	/s/ Florence Ng
Name:	Florence Ng
Title:	Chief Executive Officer

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